Exhibit 10.28

RACKABLE SYSTEMS, INC.

OUTSIDE DIRECTOR CASH COMPENSATION ARRANGEMENT

FOR SERVICES AS A NON-EMPLOYEE DIRECTOR

Each non-employee director shall receive for his or her services as a Director of Rackable Investments, Inc. (the “Company”), annual cash compensation of $20,000 per year, payable quarterly.

The Chairperson of the Audit Committee of the Board of Directors of the Company shall receive for his or her services as the Chairperson of the Audit Committee, annual cash compensation of $10,000 per year, payable quarterly.

The Chairperson of the Compensation Committee of the Board of Directors of the Company shall receive for his or her services as the Chairperson of the Compensation Committee, annual cash compensation of $5,000 per year, payable quarterly.

The Chairperson of the Nominating and Corporate Governance Committee of the Board of Directors of the Company shall receive for his or her services as the Chairperson of the Nominating and Corporate Governance Committee, annual cash compensation of $5,000 per year, payable quarterly.